UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of earliest event reported: September 5, 2006

333-51880
(Commission file number)

NEW MEDIUM ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

NEVADA	11-3502174
(State of incorporation)	(IRS Employer Identification No.)

Mahesh Jayanarayan, CEO 195 The Vale London UK W3 7QS	011 44 20 8746 2018
(Address of principal executive offices)	(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 ☐ Soliciting material pursuant to Rule 14a-12 under the exchange Act (17 CFR 240.14a-12)

 ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of a Direct Financial Obligation

New Medium Enterprises, Inc.

NME, Inc. announced today that it has negotiated a $1.1 million, Short Term Debenture Loan Note for 180 days through its UK subsidiary New Medium Enterprises UK Limited from Tribal SARL, a company registered in Luxembourg.

The Short Term Note will be redeemed at maturity, or out of funds raised at anytime before the maturity date. The interest payable at maturity is at 2.5% above base rate, and NME, Inc. has guaranteed repayment of the loan.

Item 5.02. Departure of Directors or Principal Officers

Resignation of Director

Mr. Philip David, an independent director of NME, Inc has resigned with effect from 31 August 2006, citing other professional commitments. He was appointed 1 February 2006 but due to his professional commitments he was unable to support the Board totally, and with deep regrets, tendered his resignation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW MEDIUM ENTERPRISES, INC.

September 7, 2006	By:	/s/ Mahesh Jayanarayan
Mahesh Jayanarayan
Chief Executive Officer